EXHIBIT 10.1

     FIRST AMENDMENT (the “First Amendment”), dated as of July 15, 2002, to the Uncommitted Credit Agreement dated as of October 29, 2001 (the “Agreement”) between ZIMMER, INC. (the “Borrower”) and SUMITOMO MITSUI BANKING CORPORATION (the “Lender”).

W I T N E S S E T H

     The Borrower and the Lender wish to amend the Agreement in certain respects. All defined terms, unless otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

     Accordingly, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments.

(a) Extension of Maturity Date; Increase in Aggregate Principal Amount. The first sentence of Section 1.1 is hereby amended and restated in its entirety to read as follows:

The Lender may, in its sole and absolute discretion, from time to time from the date hereof until April 30, 2003, make loans to the Borrower (each, a “Loan” and collectively the “Loans”) which shall be in such amounts and upon such other terms and conditions as may be agreed by the Lender and the Borrower; provided, that the aggregate principal amount of Loans outstanding under this Agreement at any time shall not exceed $15,000,000 and no Loan shall have a maturity date beyond July 31, 2003.

(b) Confirmation. The last sentence of Section 1.1 is hereby amended and restated in its entirety to read as follows:

For each Loan as to which agreement is reached, the Borrower will set forth the agreed terms and conditions in a confirmation (a “Confirmation”) substantially in the form of Exhibit A hereto.

(c) Financial Statements. Section 2(d) of the Agreement is hereby amended by deleting therefrom the dates “December 31, 2000” and “June 30, 2001” and replacing same with the dates “December 31, 2001” and March 31, 2002”, respectively.

(d) Termination. Section 6.5 of the Agreement is hereby amended by deleting therefrom the date “July 31, 2002” and replacing same with the date “July 31, 2003”.

(e) Promissory Note. The Promissory Note attached to the Agreement as Exhibit B is hereby deleted and replaced with the Amended and Restated Note in the form annexed hereto.

Section 2. Effectiveness. Conditioned on the truth and accuracy of the representations made in Section 3 hereof, this First Amendment shall become effective as of the date hereof when the Lender shall have received:

(a) a copy of this First Amendment executed by the parties hereto;

(b) a replacement Note executed by the Borrower in the form annexed hereto; and

(c) an updated and confirmed Guarantee, duly executed and delivered by Zimmer Holdings, Inc.

Section 3. Representations. The Borrower reaffirms the representations and warranties in the Agreement as made as of the date hereof and confirms that both before and after giving effect to this First Amendment there is and will be no Event of Default under the Agreement. The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this First Amendment.

Section 4. Ratification. The Agreement shall remain in full force and effect in its original form when this First Amendment shall become effective except as the Agreement is specifically amended by the terms of this First Amendment.

Section 5. Cross-references. Any reference to the Agreement or the Note made in the Agreement or the Note, or any related document by any party hereto shall henceforth be to the Agreement as amended by this First Amendment and to the replacement Note delivered in accordance herewith.

Section 6. Governing Law. This First Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

ZIMMER, INC

By:	/s/ James T. Crines James T. Crines Vice President and Controller

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Edward Henderson Edward Henderson Joint General Manager

EXHIBIT B
(to Credit Agreement)

AMENDED AND RESTATED
PROMISSORY NOTE

U.S.$15,000,000.00	July 15, 2002
(maximum amount)	New York, New York

     FOR VALUE RECEIVED, ZIMMER, INC. (the “BORROWER”), HEREBY PROMISES TO PAY on the dates agreed pursuant to the CREDIT AGREEMENT referenced below, and in any event on July 31, 2003, to the order of SUMITOMO MITSUI BANKING CORPORATION (the “LENDER”), at LENDER’s New York office, FIFTEEN MILLION UNITED STATES DOLLARS (U.S.$15,000,000.00) or, if less, the aggregate outstanding principal amount of all LOANS made by the LENDER to the BORROWER pursuant to the UNCOMMITTED CREDIT AGREEMENT dated as of October 29, 2001, as amended by that certain First Amendment dated as of July 15, 2002, between the BORROWER and the LENDER (as it may be further amended from time to time, the “CREDIT AGREEMENT”), as indicated on the schedule (the “SCHEDULE”) attached hereto, plus interest thereon in like funds for the period from (and including) the date each LOAN is made by the LENDER to the BORROWER to (but excluding) the date on which the amount of such LOAN is paid by the BORROWER to the LENDER at such rate(s) and on such interest payment date(s) as are agreed from time to time by the BORROWER and the LENDER and set forth in CONFIRMATIONS issued pursuant to such CREDIT AGREEMENT and SCHEDULE. After maturity, each LOAN shall bear interest (computed on the basis of a year of 360 days and actual number of days elapsed) at an interest rate per annum equal to 2% in excess of the rate the LENDER announces as its “prime rate” in effect for such day, payable on demand.

     The principal amount, interest rate, interest payment date(s) and principal payment date(s) for each LOAN shall be as set forth in CONFIRMATIONS issued pursuant to the CREDIT AGREEMENT and, prior to any permitted assignment or other transfer of this NOTE, shall be set forth by the LENDER on the SCHEDULE attached hereto. Each entry to the SCHEDULE shall be initialed by the LENDER.

     If an EVENT OF DEFAULT, as defined in the CREDIT AGREEMENT, shall have occurred and be continuing, then, in such event, the LENDER may declare this NOTE and all LOANS evidenced by this NOTE to be due and payable, without the necessity of any presentment, demand, protest or further notice; provided, however, that the principal amount outstanding under this NOTE plus interest thereon shall be deemed to be immediately due and payable upon the occurrence of any event described in paragraph 4.1(d) of the CREDIT AGREEMENT.

     Pursuant to Section 5-1401 of the New York General Obligations Law, the BORROWER and the LENDER agree that this NOTE and any disputes arising hereunder shall be governed by the laws of the State of New York.

ZIMMER, INC

By:	/s/ James T. Crines
Name:	James T. Crines
Title:	Vice President and Controller